                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Hechinger Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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

HECHINGER COMPANY
3500 PENNSY DRIVE
LANDOVER, MARYLAND 20785
- ------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 1996                                    (HECHINGER LOGO)

                                                            May 17, 1996

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of HECHINGER COMPANY, which will be held at the Hyatt Regency Hotel, Fairlane Town Center, Dearborn, Michigan, on Tuesday, June 11, 1996, at 10:00 a.m., for the following purposes:

     (1) to elect nine directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

     (2) to ratify the appointment of independent public accountants for the current fiscal year; and

     (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 26, 1996 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy.

     Representation of at least a majority of all the outstanding shares of common stock of the Company is required to constitute a quorum. Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                    By Order of the Board of Directors,

                                    LOGO

                                /s/ MARK R. ADAMS
                                    Mark R. Adams
                                    Senior Vice President,
                                    Treasurer & Secretary

                               HECHINGER COMPANY
                            LANDOVER, MARYLAND 20785

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The enclosed proxy is being solicited by the Board of Directors of Hechinger Company (the "Company") in connection with the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 11, 1996, and at any adjournments or postponements thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to sign, date and return promptly the enclosed proxy. Only stockholders of record at the close of business on April 26, 1996 (the "Record Date") will be entitled to vote at the meeting. These proxy materials are first being mailed to stockholders of the Company on or about May 17, 1996.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hechinger Company, 3500 Pennsy Drive, Landover, Maryland 20785, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     If a proxy is signed with a preference indicated thereon, the corresponding shares will be voted accordingly, but if no choice has been specified, the shares will be voted FOR the election of the directors nominated herein, and FOR the ratification of the appointment of the independent public accountants set forth herein. Stockholders' votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present at the meeting in person who do not vote and proxies or ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes but will not be considered to be voted at the meeting. "Broker non-votes" (i.e., shares represented by proxies, received from a broker or nominee, indicating that the broker or nominee has not voted the shares on a matter with respect to which the broker or nominee does not have discretionary voting power) will be treated as abstentions, i.e., present at the meeting for quorum purposes, but not voted.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected by plurality vote at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor is elected and qualified. It is the intention of the persons named in the enclosed proxy to vote such proxy for the selection of the nominees listed below, unless authority to do so is withheld. All nominees are now directors of the Company and have served continuously since their first election. In the event that any nominee should be unable to accept the position of director, which is not anticipated, it is intended that the persons named in the proxy will vote such proxy for the election of such other person in the place of such nominee for the position of director as the Board may recommend.

                                                           YEAR
                                                          FIRST
                                                         ELECTED
                                     NAME          AGE   DIRECTOR
                           ---------------------------   --------
[PHOTO]                    John W. Hechinger       76     1959      Mr. Hechinger joined Hechinger Company
                                                                    in 1945. He became President of the
                                                                    Company in 1958. He served as
                                                                    Co-Chairman and Co-Chief Executive from
                                                                    1986 until 1990, and Chairman of the
                                                                    Board until 1995. He currently serves
                                                                    as Chairman of the Executive Committee
                                                                    of the Board of Directors.

[PHOTO]                    Herbert J. Broner       68     1988      Mr. Broner joined Mohasco Corporation
                                                                    in 1968 as Director of Marketing and
                                                                    Merchandising and held several
                                                                    executive positions with Mohasco prior
                                                                    to being elected a director and then
                                                                    President and Chief Operating Officer
                                                                    in 1980. He served as Chief Executive
                                                                    Officer of Mohasco from April 1983 and
                                                                    Chairman from August 1985 until his
                                                                    retirement in 1988.

[PHOTO]                    Kenneth J. Cort         54     1995      Mr. Cort joined Hechinger Company in
                                                                    December 1992 as President of its
                                                                    Hechinger Stores subsidiary. In August
                                                                    1995 when the Company announced the
                                                                    consolidation of its two primary
                                                                    operating subsidiaries, he was named
                                                                    President and Chief Operating Officer
                                                                    of Hechinger Company. Prior to joining
                                                                    the Company, Mr. Cort served as Chief
                                                                    Operating Officer of Ames Department
                                                                    Stores since April 1991.

[PHOTO]                    John W. Hechinger, Jr.  46     1984      Mr. Hechinger, Jr., joined Hechinger
                                                                    Company in 1972. He served in various
                                                                    positions with the Company before
                                                                    becoming Vice President -- Corporate
                                                                    Development in 1982. In 1986 he was
                                                                    named President and Chief Operating
                                                                    Officer and was elected Chief Executive
                                                                    Officer in 1990. Mr. Hechinger, Jr. was
                                                                    named Chairman of the Board in August
                                                                    1995.

                                                           YEAR
                                                          FIRST
                                                         ELECTED
                                     NAME          AGE   DIRECTOR
                           ---------------------------   --------
[PHOTO]                    S. Ross Hechinger       44     1984      Mr. Hechinger joined Hechinger Company
                                                                    in 1974. He served in various positions
                                                                    with the Company before becoming Vice
                                                                    President -- Distribution in 1982. In
                                                                    1986 he was promoted to Senior Vice
                                                                    President. He served as Senior Vice
                                                                    President -- Information Systems and
                                                                    Logistics for the Hechinger Stores
                                                                    subsidiary until January 1994, when he
                                                                    became Senior Vice
                                                                    President -- Corporate Administration
                                                                    for the Company.

[PHOTO]                    Ann D. Jordan           61     1990      Ms. Jordan is a former Associate
                                                                    Fieldwork Professor, SSA, University of
                                                                    Chicago, and former Director of Social
                                                                    Services, University of Chicago Medical
                                                                    Center. She also serves on the board of
                                                                    directors of Automatic Data Processing,
                                                                    Inc., Johnson & Johnson Corporation,
                                                                    Salant Corporation, and The Travelers,
                                                                    Inc.

[PHOTO]                    W. Clark McClelland     57     1979      Mr. McClelland joined Hechinger Company
                                                                    in 1975. He served as Vice President,
                                                                    Treasurer and Secretary from 1983 until
                                                                    being named Senior Vice President in
                                                                    1986. Mr. McClelland was named
                                                                    Executive Vice President in March 1993.
                                                                    He currently serves as Executive Vice
                                                                    President and Chief Financial Officer.

[PHOTO]                    Melvin A. Wilmore       50     1995      Mr. Wilmore is a Director and President
                                                                    and Chief Operating Officer of Ross
                                                                    Stores, Inc. Prior to being elected
                                                                    President in 1993, Mr. Wilmore served
                                                                    as Executive Vice President and Chief
                                                                    Operating Officer. Prior to joining
                                                                    Ross Stores in December 1991, Mr.
                                                                    Wilmore was President and Chief
                                                                    Executive Officer of Live Specialty
                                                                    Retail, a division of LIVE
                                                                    Entertainment, Inc.

                                                           YEAR
                                                          FIRST
                                                         ELECTED
                                     NAME          AGE   DIRECTOR
                           ---------------------------   --------
[PHOTO]                    Alan J. Zakon           60     1990      Mr. Zakon became Vice Chairman of
                                                                    Autotote Corporation in 1995. Prior to
                                                                    joining Autotote as Vice Chairman, he
                                                                    was a Managing Director at Bankers
                                                                    Trust Company since 1989 and served in
                                                                    several executive positions with the
                                                                    Boston Consulting Group prior to being
                                                                    elected Chief Executive in 1980. Mr.
                                                                    Zakon also serves on the board of
                                                                    directors of Arkansas-Best Corporation,
                                                                    Augat, Inc. and Autotote Corporation.

COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board reviews and acts upon or reports to the Board with respect to the Company's accounting principles and accounting procedures, financial reporting standards and practices and its internal control and recordkeeping practices. The Audit Committee, which presently consists of Messrs. Herbert J. Broner, Chairman, Alan J. Zakon and Ms. Ann D. Jordan, held three meetings during the Company's last fiscal year.

     The Compensation Committee of the Board reviews, approves or makes recommendations to the Board regarding compensation policies and programs of the Company including the salaries, annual incentive and long-term incentive awards for executive officers of the Company. The Committee administers the Company's 1991 Stock Incentive and Performance Share Plans. The Compensation Committee, which presently consists of Messrs. Alan J. Zakon, Chairman, David O. Maxwell (who is retiring from the Board and not standing for re-election) and Melvin A. Wilmore, held six meetings during the Company's last fiscal year.

     The Board does not currently have a nominating committee.

     The Board met seven times during the Company's last fiscal year. During the Company's last fiscal year, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Non-Employee Directors") receive an annual fee of $20,000 and an attendance fee of $1,000 for each Board meeting or Committee meeting attended. The Chairman of each Committee also receives an additional attendance fee of $250 for each meeting chaired. Non-Employee Directors are reimbursed for the reasonable expenses of each Board or Committee meeting attended.

     Pursuant to the terms of the Company's 1991 Stock Incentive Plan, Non-Employee Directors receive a one-time award of a non-qualified stock option covering 8,000 shares of Class A common stock upon the date they are first elected to the Board, and also automatically receive each year a non-qualified stock option covering 2,000 shares of Class A common stock immediately following each annual meeting of the Company's stockholders. Non-Employee Directors are also eligible for a retirement benefit after completing five years of service as a Non-Employee Director. The benefit is equal to the annual fee paid to all Non-Employee Directors at the time of retirement and is payable annually for the number of years served as a Non-Employee Director.

     Directors who are also employees of the Company receive no additional compensation for their service as directors or as members of Committees of the Board.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table sets forth individual compensation information paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers"), for services rendered in all capacities during the fiscal years ended February 3, 1996 ("1995"), January 28, 1995 ("1994"), and January 29, 1994 ("1993").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                      -------------------------------------------
                                                                                 AWARDS
                                      ANNUAL COMPENSATION             ----------------------------      PAYOUTS
                              ------------------------------------                     SECURITIES     -----------
                                                      OTHER ANNUAL     RESTRICTED      UNDERLYING     PERFORMANCE     ALL OTHER
      NAME AND                 SALARY      BONUS      COMPENSATION    STOCK AWARDS      OPTIONS         SHARES       COMPENSATION
 PRINCIPAL POSITION  YEAR       ($)         ($)          ($)(1)          ($)(2)           (#)           ($)(3)          ($)(4)
- -------------------- -----    --------    --------    ------------    ------------    ------------    -----------    ------------
John W. Hechinger,
  Jr.                 1995     541,667           0             0                 0          74,500            0          98,087
  Chairman & Chief    1994     483,333     172,000             0                 0          40,825            0         100,679
  Executive Officer   1993     450,000     230,000             0                 0         200,000            0          11,374
Kenneth J. Cort       1995     478,334           0             0                 0         519,250            0           4,012
  President and
    Chief             1994     416,667     215,000        92,399                 0          36,289            0             893
  Operating Officer   1993     400,000     220,000       341,172                 0          37,333            0           1,680
W. Clark McClelland   1995     332,500           0             0                 0         113,333            0           3,012
  Executive Vice      1994     316,667     101,000             0                 0          24,742            0           6,929
  President & Chief   1993     294,167     140,000             0           180,000          24,000            0          11,374
  Financial Officer
S. Ross Hechinger     1995     242,000           0             0                 0          32,700            0           2,557
  Senior Vice
    President --      1994     232,000     150,939             0                 0          17,221            0           6,929
  Corporate
    Administration    1993     230,833      60,000             0                 0          16,533            0           1,680
Frank C. Doczi        1995     452,500           0             0                 0          20,167       49,740           5,957
  Former President    1994     433,333      34,000             0                 0          18,144      323,072           6,929
  Home Quarters
    Warehouse(5)      1993     391,666     160,000             0                 0          19,787            0          11,374

- ---------------

(1) Kenneth J. Cort was hired as President and Chief Executive Officer of the Company's Hechinger Stores subsidiary in December 1992. In employing Mr. Cort, the Company provided relocation benefits to assist his move to the Washington, D.C. area. These benefits included reimbursement of loss and costs associated with the sale of his principal residence, as well as, transportation, temporary living, storage, home purchase and other related costs. These benefits, along with an auto allowance, were paid in 1993 and 1994.

(2) Represents 20,000 restricted shares awarded to W. Clark McClelland, valued based upon the fair market value of the stock on the date awarded. For each of the Named Executive Officers, the number and value of the aggregate restricted stock holdings at the end of the past fiscal year was as follows:
    John W. Hechinger, Jr., 0/$0; Kenneth J. Cort, 42,500/$233,750; W. Clark McClelland, 8,000/$44,000; S. Ross Hechinger, 0/$0; and Frank C. Doczi, 44,000/$242,000. The unvested portion of restricted stock awards outstanding will vest as follows: Kenneth J. Cort, 17,000 shares on January 11, 1997 and 25,500 shares on January 11, 1998; W. Clark McClelland, 8,000 shares on January 1, 1997, and Frank C. Doczi, 44,000 shares on October 5, 1996. Kenneth J. Cort, W. Clark McClelland and Frank C. Doczi had 17,000, 36,000, and 22,000 shares, respectively, become unrestricted in 1995. Dividends are paid on restricted stock. The Restricted Stock Award Agreements pursuant to which Restricted Stock was granted to Messrs. Kenneth J. Cort, Frank C. Doczi and W. Clark McClelland, and the Stock Option Agreements pursuant to which an option to purchase 50,000 shares, 200,000 shares, and 308,000 shares of Class A Common Stock was granted to John W. Hechinger, Jr. in 1995, 1993 and 1991, and the 1995 Stock Option Agreements pursuant to which an option to purchase 500,000 shares and 100,000 shares of Class A Common Stock was granted to Kenneth J. Cort and W. Clark McClelland, respectively, provide that in the event of termination of the executive's employment in certain circumstances after a change in control, the restrictions on such shares or options granted shall lapse and the executive shall receive such shares or options free of restrictions. In addition, if such shares or options become subject to certain excise taxes in connection with the lapse of restrictions, the Company shall make an additional payment to the executive to compensate for such taxes. "Change in control" is defined generally to mean an acquisition of beneficial ownership of 20% or more of the Company's voting power by any person (other than the Hechinger and England families) at a time when the Hechinger and England families beneficially own securities representing less voting power than such person, as well as certain changes in the Board of Directors not approved by two-thirds of the then existing directors.

(3) Mr. Doczi received 4,471 and 25,093 shares of Class A Common Stock in 1995 and 1994 due to Home Quarters Warehouse achieving certain specified operating income targets over the three year period ended January 28, 1995 and January 29, 1994, respectively. The shares are valued as of March 7, 1995 and March 15, 1994, the dates such performance was determined by the Compensation Committee.

(4) Represents contribution by the Company to the Hechinger Profit Sharing and 401K Plans. Company contributions to the Profit Sharing Plan are in such amounts as may be determined by the Board up to the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Company contributions to the 401K Plan represent a match of 50% of a participants first 6% of pay contributed subject to the maximum amount allowable under the Code. Company contributions become 100% vested in both plans after a participant completes prescribed Plan Service and in certain other circumstances. For Mr. Hechinger, Jr., the 1995 and 1994 amounts also includes an advance of $93,750 made by the Company in each year pursuant to a Split Dollar Life Insurance arrangement entered into in 1994. Under this arrangement, a trust established by Mr. Hechinger, Jr. has acquired an interest in a life insurance policy on the life of Mr. Hechinger, Jr. and his spouse in the amount of $3,460,000. The trust is responsible for the payment of premiums on the policy. Each year, for up to twelve years, the Company has agreed to advance the premium on the policy up to $93,750 annually. The life insurance policy has been assigned to the Company as security for the amounts advanced and upon the earliest of termination of employment other than by death or disability, age 65, or the death of Mr. Hechinger, Jr. and his spouse, the Company is entitled to be reimbursed directly from the carrier for the amounts advanced.

(5) Mr. Doczi was President of the Company's Home Quarters Warehouse subsidiary until September 30, 1995, when he became Special Advisor to the Chairman of the Board. The Company has agreed to employ Mr. Doczi as Special Advisor to the Chairman of the Board through September 30, 2000. In this capacity, Mr. Doczi shall receive as compensation, $300,000 per year from February 1, 1996 through September 30, 1997, $200,000 per year from October 1, 1997 through September 30, 1998, and $100,000 per year from October 1, 1998 through September 30, 2000. Mr. Doczi shall also receive other employee benefits during the employment period.

     All stock options granted to the Named Executive Officers for the three previous fiscal years are disclosed in the Summary Compensation Table. The table below restates the options granted to the Named Executive Officers in the last fiscal year, and provides other information regarding such grants, including an estimate of the Grant Date Present Value. Stock Options are granted pursuant to the 1991 Stock Incentive Plan. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                             GRANT DATE VALUE
                       --------------------------------------------------------------------   ----------------
                             NUMBER OF         PERCENT OF TOTAL   EXERCISE OR
                       SECURITIES UNDERLYING   OPTIONS GRANTED    BASE PRICE                     GRANT DATE
                          OPTIONS GRANTED      TO EMPLOYEES IN     PER SHARE    EXPIRATION     PRESENT VALUE
         NAME                   (#)              FISCAL YEAR        ($/SH.)        DATE            ($)(6)
- --------------------------------------------   ----------------   -----------   -----------   ----------------
John W. Hechinger, Jr.        74,500(1)             3.9%(1)               (1)           (1)      $  249,720
Kenneth J. Cort              519,250(2)            27.1%(2)               (2)           (2)      $1,377,080
W. Clark McClelland          113,333(3)             5.9%(3)               (3)           (3)      $  340,464
S. Ross Hechinger             32,700(4)             1.7%(4)               (4)           (4)      $   99,792
Frank C. Doczi                20,167(5)             1.1%(5)       $ 11.125(5)    3/07/05(5)      $  132,296

- ---------------

(1) Mr. Hechinger, Jr. was granted an option to purchase 24,500 shares of Class A Common Stock at an exercise price of $11.125 per share on March 7, 1995 and an option to purchase 50,000 shares of Class A Common Stock at an exercise price of $4.125 per share on October 3, 1995. The option granted on March 7, 1995 will vest on March 7, 1997 and expires on March 7, 2005. For the option granted October 3, 1995, 16,666 shares will vest on October 3, 1997, 16,667 shares will vest on October 3, 1998, and 16,667 shares will vest on October 3, 1999. The option will expire on October 3, 2005.

(2) Mr. Cort was granted an option to purchase 19,250 shares of Class A Common Stock at an exercise price of $11.125 per share on March 7, 1995; 480,000 shares of Class A Common Stock at an exercise price of $5.3125 per share on September 1, 1995; and 20,000 shares of Class A Common Stock at an exercise price of $5.3125 per share on January 2, 1996. The option granted on March 7, 1995 will vest on March 7, 1997 and expires on March 7, 2005. For the option granted September 1, 1995, 160,000 shares will vest on September 1, 1997, 160,000 shares will vest on September 1, 1998, and 160,000 shares will vest on September 1, 1999. The option will expire on September 1, 2005. For the option granted January 2, 1996, 6,666 shares will vest on September 1, 1997, 6,667 shares will vest on September 1, 1998, and 6,667 shares will vest on September 1, 1999. The option will expire on January 2, 2006.

(3) Mr. McClelland was granted an option to purchase 13,333 shares of Class A Common Stock at an exercise price of $11.125 per share on March 7, 1995 and an option to purchase 100,000 shares of Class A Common Stock at an exercise price of $5.3125 per share on September 1, 1995. The option granted on March 7, 1995 will vest on March 7, 1997 and expires on March 7, 2005. For the option granted September 1, 1995, 33,333 shares will vest on September 1, 1997, 33,333 shares will vest on September 1, 1998, and 33,334 shares will vest on September 1, 1999. The option will expire on September 1, 2005.

(4) Mr. Hechinger was granted an option to purchase 8,700 shares of Class A Common Stock at an exercise price of $11.125 per share on March 7, 1995 and an option to purchase 24,000 shares of Class A Common Stock at an exercise price of $4.125 per share on October 3, 1995. The option granted on March 7, 1995 will vest on March 7, 1997 and expires on March 7, 2005. The option granted on October 3, 1995 will vest on October 3, 1997 and expires on October 3, 2005.

(5) Mr. Doczi was granted an option on March 7, 1995 which will vest on March 7, 1997.

(6) The estimated grant date present value reflected in the above table is determined by using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) An exercise price on the options as disclosed above which is equal to, or greater than, the fair market value of the underlying stock on the date of grant; (b) Option terms of ten years; (c) Interest rates ranging from 5.65% to 7.20%, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term as of the date of grant; (d) Volatility ranging from 49% to 52%, calculated using daily stock prices for the one year period prior to the date of grant; and (e) Dividends at the rate of $0.16 per share representing the annualized dividends paid with respect to a share of Class A common stock at the date of grant. Following the end of its last fiscal year, the Company suspended the payment of dividends on its Class A common stock.

     The ultimate value of the options will depend on the future market price of the Company's stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an executive will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

     The following table sets forth certain information on options exercised during the last fiscal year and unrealized value for both exercisable and unexercisable options at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            SHARES                    UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           ACQUIRED                 OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                              ON        VALUE      ----------------------------    ----------------------------
                           EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          NAME               (#)         ($)           (#)             (#)             ($)             ($)
- ------------------------   --------    --------    -----------    -------------    -----------    -------------
John W. Hechinger, Jr.         0          --         367,529         358,525            0             68,750
Kenneth J. Cort                0          --          37,333         555,539            0             93,750
W. Clark McClelland            0          --          78,439         138,075            0             18,750
S. Ross Hechinger              0          --          53,070          49,921            0             33,000
Frank C. Doczi                 0          --          56,854          38,311            0                  0

- ---------------

(1) Market value of stock at fiscal year end less exercise price, before payment of applicable income taxes.

     The following table sets forth certain information as to awards under the Company's Performance Share Plan and Performance Restricted Stock Awards under the 1991 Stock Incentive Plan. The Performance Share Plan provides for the award of "Performance Grants" to officers and key employees of the Company and its subsidiaries. "Performance Grants" are rights to earn shares of the Class A common stock ("Performance Shares"), if certain performance goals are met during a specified time period. Performance Restricted Stock awards are similar to "Performance Grants", except that, in addition to meeting specified performance goals, a recipient must also satisfy prescribed vesting requirements.

     The Performance Share Plan and the 1991 Stock Incentive Plan are administered by the Compensation Committee. No grantee has any voting or dividend rights, or other rights of a stockholder in respect of any Performance Shares or Performance Restricted Stock until his name is recorded in the Company's stockholder ledger as a record holder of shares of Class A common stock.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                           NUMBER OF                                      ESTIMATED FUTURE PAYOUT
                          PERFORMANCE                                      OF PERFORMANCE SHARES
                           SHARES AND                                   AND PERFORMANCE RESTRICTED
                          PERFORMANCE                                              STOCK
                           RESTRICTED                                 -------------------------------
                         STOCK GRANTED       PERFORMANCE PERIOD       THRESHOLD    TARGET     MAXIMUM
         NAME                 (#)               UNTIL PAYOUT             (#)         (#)        (#)
- ----------------------   --------------    -----------------------    ---------    -------    -------
John W. Hechinger, Jr.         8,167(1)    Three Year Period Ended        0          6,534     11,434
                                              January 31, 1998
                             100,000(2)    Three Year Period Ended        0        100,000    150,000
                                              January 31, 1998
Kenneth J. Cort                6,417(1)    Three Year Period Ended        0          5,134      8,984
                                              January 31, 1998
                             100,000(2)    Three Year Period Ended        0        100,000    150,000
                                              January 31, 1998
W. Clark McClelland            4,444(1)    Three Year Period Ended        0          3,555      6,222
                                              January 31, 1998
                              60,000(2)    Three Year Period Ended        0         60,000     90,000
                                              January 31, 1998
S. Ross Hechinger              2,900(1)    Three Year Period Ended        0          2,320      4,060
                                              January 31, 1998
Frank C. Doczi                 6,722(1)    Three Year Period Ended        0          5,378      9,411
                                              January 31, 1998

- ---------------

(1) Pursuant to the terms of the Company's Performance Share Plan, each Named Executive Officer was granted the right to earn the stated range of Class A common stock upon the Officer's business unit achieving a certain specified earnings target over the three year performance period ended January 31, 1998.

(2) Pursuant to the terms of the Company's 1991 Stock Incentive Plan, each Named Executive Officer was granted the right to earn the stated range of Class A common stock upon the Company achieving certain specified levels of general and administrative expense reduction during the three year period ended January 31, 1998. Upon determining the actual payout amount of Performance Restricted Stock, if any, one-third of such shares will vest. The remaining shares, if any, will vest equally in January 1999 and January 2000. The Performance Restricted Stock Award Agreement pursuant to which such stock was granted provides that in the event of death, disability or termination of the executive's employment in certain circumstances after a change in control (as defined in Note (2) on page five) the performance conditions, and vesting restrictions shall lapse and the executive or his heirs shall receive such shares free of restrictions. In addition, if such shares become subject to certain excise taxes in connection with the lapse of restrictions, the Company shall make an additional payment to compensate for such taxes.

PENSION AND RETIREMENT PLANS

     The Company had maintained a tax-qualified defined benefit pension plan (the "Pension Plan") pursuant to which employees of the Company or its participating subsidiaries who have completed one Year of Service, as that term is defined in the Pension Plan, and who are at least 21 years old, are eligible to participate. Under the terms of the Pension Plan, which was instituted in 1981, a participant is entitled upon normal retirement at age 65 (or, if later, the 5th anniversary of participation in the plan) to an annual retirement benefit payable monthly for life. The Company intends to terminate the Pension Plan effective December 31, 1995.

     For years prior to January 1, 1992, a participant's annual retirement benefit payable at normal retirement is equal to 1% of the participant's "Final Average Earnings" (defined as the average of the participant's highest annual Earnings during any five calendar years of his last 10 years of employment) multiplied by the participant's Years of Benefit Service (not in excess of 30 years). As a result of an amendment to the Pension Plan, effective January 1, 1992, the annual retirement benefit payable at a participant's normal retirement is the sum of (i) 1% of the participant's Final Average Earnings calculated as of December 31, 1991, multiplied by the participant's Years of Benefit Service as of December 31, 1991 (the "Final Average Earnings Formula"); plus (ii) 1.25% of the participant's "Career Average Earnings" beginning January 1, 1992 through termination of employment, multiplied by the participant's Years of Benefit Service beginning on and after January 1, 1992 (the "Career Average Earnings Formula"). The total Years of Benefit Service taken into account in computing a participant's normal retirement benefit will not exceed 30 years. For purposes of this Formula, a participant's Career Average Earnings is the sum of the participant's Earnings for each Year of Benefit Service beginning January 1, 1992 until termination of employment, divided by the number of such years. The term "Earnings" as used in the Pension Plan means a participant's total compensation (effective January 1, 1989, not in excess of $200,000, and effective January 1, 1994 not in excess of $150,000, in each case subject to adjustment for cost-of-living) for a plan year, excluding the value of group term life insurance, income from stock options, awards under the Hechinger Performance Share Plan and other extraordinary items. Participants earn a full Year of Benefit Service for each year during which they complete at least 1,500 hours of service. Participants become fully vested in their benefits under the Pension Plan upon the completion of five years of service (10 years in the case of a participant who is not credited with at least one hour of service on or after February 1, 1989). Participants are eligible for an actuarially reduced early retirement benefit upon attaining age 55 and completion of 10 years of service.

     The Company has also entered into Supplemental Executive Retirement Agreements with certain officers including the Named Executive Officers. These agreements provide for retirement benefits equal to 65% of the participant's average annual compensation as defined by the agreements (and excluding certain non-cash compensation such as income from the exercise of stock options and other extraordinary items) for the five highest-paid years of the last ten years of his or her employment, multiplied by a fraction, the numerator of which is the executive's months of employment by the Company not in excess of 360 and the denominator of which is 360. Such benefits are reduced by the amount of an executive's Social Security benefits and payments under the Pension, Profit Sharing and 401K Plans of the Company. Benefits generally vest and are payable at age 65, unless an executive obtains approval from the Board for early retirement and in certain other cases including disability. If the participant dies prior to retirement, the participant's named beneficiary will receive an amount equal to 50% of his or her prior year's compensation, payable in equal monthly installments, until the later of the month following the month when the participant would have become 65 or the 120th monthly payment. The agreements also provide for limited cost of living adjustments to an executive's retirement benefits.

     The estimated total annual retirement benefits accrued as of December 31, 1995 and payable at normal retirement under the Pension Plan and the Supplemental Executive Retirement Agreements for the Named Executive officers are as follows: John W. Hechinger, Jr., $55,045; Kenneth J. Cort, $26,472; W. Clark McClelland, $43,759; S. Ross Hechinger, $31,577; and Frank C. Doczi, $103,894. The Pension Plan portion of these benefit amounts is based on 15 years of Benefit Service for Mr. Hechinger, Jr., Mr. McClelland, and Mr. Hechinger, and 2 years of Benefit Service for Mr. Cort. Mr. Doczi is ineligible for the Pension Plan. The portion of the benefit payable under the Supplemental Executive Retirement Agreements is based on the following years of service credit: John W. Hechinger, Jr., 24; Kenneth J. Cort, 3; W. Clark McClelland, 20;
S. Ross Hechinger, 22; and Frank C. Doczi, 11.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Company has entered into severance agreements with each of the Named Executive Officers, except Frank C. Doczi, pursuant to which in lieu of benefits under the Company's existing severance policy, the executive will receive, upon his termination of employment by the Company for other than cause, death, disability or retirement, salary continuation for twelve months (fourteen months if the executive signs a release) and the average of the executive's last three annual bonuses. In addition, the executive will receive during the period of such salary continuation, existing medical and dental coverage (provided the executive pays the premiums due under such plans), merchandise discounts, and car allowances. The severance agreements contain confidentiality requirements applicable to the executive while he is employed with the Company.

COMPENSATION COMMITTEE REPORT

     Since its inception in 1911, the Company has recognized the importance of attracting, retaining and motivating executives of outstanding abilities. The Company firmly believes that quality people are essential to future success.

     As described in the Section entitled Committees of the Board and Meetings on page four, the Compensation Committee is responsible for administering the compensation program for executive officers of the Company. The Committee's Report discusses the Company's overall compensation philosophy applicable to its executive officers and provides specific information regarding the components of compensation and bases for compensation of the Chief Executive Officer. The Compensation Committee is currently comprised of three Non-Employee Directors.

     The Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act") limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to an employee unless the compensation qualifies as "performance-based." The Compensation Committee intends that all compensation paid to executive officers, to the extent possible while consistent with its overall compensation philosophy, will qualify for deductibility under section 162(m) of the Internal Revenue Code of 1986, as amended.

     OVERALL COMPENSATION PHILOSOPHY

     The Hechinger Company's executive compensation program is designed to provide forms and levels of compensation that:

          - Enable the Company to compete effectively in the labor market, by attracting and retaining executive talent of a calibre sufficient to meet its business goals;

          - Reward executives for the accomplishment of pre-defined business goals and objectives, thereby maintaining a "pay-for-performance" environment; and

          - Motivate executives toward gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly advantaged.

     In implementing this philosophy, the Company targets its compensation plans at the competitive norm for the retail industry. The competitive norm is considered to be the average level of compensation as adjusted for company size, in available compensation surveys of the retail industry. Because of its very nature, this survey information will not include precisely the same companies included in the S&P Retail - Specialty Index. In addition, individual compensation may vary from the competitive norm based on factors specific to each of the three main components of compensation described below.

     COMPONENTS OF COMPENSATION AND PERFORMANCE

          BASE SALARY

     Executive officer salaries are assessed annually. In determining the appropriateness of a salary change, the Committee has generally considered four factors:

          - The relationship between current salary and the competitive norm;

          - The average size of salary increases being granted by the retail industry;

          - Whether the responsibilities of the position have been changed during the preceding year; and

          - The general performance of the executive officer.

     As can be seen from the Summary Compensation Table, the base salary of the Chief Executive Officer, John W. Hechinger, Jr., increased by 12.1% in 1995 over 1994. The Committee recommended this increase after considering the factors delineated above, in particular, changes in responsibility of the position in 1995 and the fact that Mr. Hechinger's salary was below the surveyed norm for similarly sized retailers. Mr. Hechinger, Jr., was named Chairman of the Board of Directors in August 1995.

     Of the remaining Named Executive Officers, Kenneth J. Cort received a base salary increase of 14.8%. This increase was primarily in recognition of the increased responsibility Mr. Cort assumed in 1995 by being named President and Chief Operating Officer of the Company. Mr. Cort had previously been President of the Company's Hechinger Stores subsidiary.

     The aggregate salary increase for all other Named Executive Officers was 4.6%. The evaluation of each Officer's increase was based on the four factors described above.

          ANNUAL INCENTIVES

     Annual incentives (or bonuses) are based on performance and are intended to focus management's attention on key financial and strategic results. It is possible that no annual awards may be paid if corporate and subsidiary performance objectives are not achieved.

     The annual performance measures adopted for the fiscal year ended February 3, 1996 ("1995") provided for awards which were substantially based on the profitability of the consolidated Company and its two primary operating subsidiaries versus pre-established goals. Given the fact that the Company did not achieve its pre-established financial goals, no bonuses were paid to any officer, including the Chief Executive Officer in 1995. The Chief Executive Officer's bonus target is 50% of year end salary.

          LONG-TERM INCENTIVES

     The Hechinger Company's compensation philosophy is that long-term incentives should motivate and retain executive officers. In addition, the Committee believes that compensation, particularly at the senior executive level, should be linked to changes in stockholder value. Toward this objective, the Company has awarded executive officers Stock Options, Restricted Stock, Performance Restricted Stock and Performance Shares. The size of Stock Option and Performance Share Awards are targeted to meet competitive norms in the retail industry and are primarily influenced by salary. Restricted Stock, Performance Restricted Stock and any "Special" Stock Option Grants are more greatly influenced by specific circumstances, including individual performance and anticipated responsibility. "Special" grants generally differ from other option grants primarily by being larger in size, providing longer vesting restrictions, and including change in control provisions. The Committee believes that these "Special" grants, Performance Restricted Stock and Restricted Stock, because of their limited use and unique objective, must be sufficient in size to provide a strong incentive for executive officers to achieve the Company's long-term business goals.

     All Stock Options have value for executive officers only if the price of the Company's stock appreciates in value from the date the Stock Options are granted. The Company has not repriced or amended the terms of outstanding Options; therefore, executive officers do not benefit from stock price appreciation unless stockholders also benefit. Certain Options were granted to each Named Executive Officer in 1995 using salary based formulas which are targeted to meet competitive norms in the retail industry. In addition, the Committee granted "Special" Stock Option Grants to Messrs. Hechinger, Jr., Cort, McClelland and Hechinger, as reflected in the table "Option Grants in the Last Fiscal Year" on page seven. These "Special" grants were awarded, in particular, to reflect the special challenges facing each officer in consolidating the Company's two primary operating subsidiaries.

     The Performance Share Plan was adopted to provide incentive compensation based on the Company's and any Subsidiary's longer term financial performance. Under the plan, Performance Shares may be granted annually as determined by the Committee. The granting of Performance Shares to an executive has generally resulted in a reduction in the number of Stock Options which the executive would have been awarded. For participating executives, value is created under the Performance Share Plan only if the Executive's business unit substantially meets its three-year earnings targets. Each of the Named Executive Officers was awarded Performance Shares in 1995.

     Performance Restricted Stock is similar to the granting of Performance Shares in that no shares are awarded unless specified performance targets are exceeded. Unlike Performance Shares, however, an executive must also satisfy prescribed vesting requirements. In 1995, Performance Restricted Stock was granted to Messrs. Hechinger Jr., Cort and McClelland. The important task of reducing the Company's general and administrative expense level was specified as the performance target for these awards.

     Over the past several years, the Committee has approved other executive compensation plans in order to attract and retain highly qualified senior executives. The Company has entered into Supplemental Executive Retirement Agreements with certain officers as discussed under Pension and Retirement Plans on page nine, and Severance Agreements with certain officers as discussed under Employment Contracts, Termination of Employment and Change in Control Arrangements on page eleven. In 1994, the Company entered into a Split Dollar Life arrangement with John W. Hechinger, Jr. which will provide a supplemental death benefit.

     SUMMARY

     In summary, the Committee believes that the Company's compensation programs effectively implement its Overall Compensation Philosophy. The Committee intends to continue to change and adapt the Company's compensation programs as business circumstances dictate but will maintain its fundamental policy of linking executive compensation to corporate performance, with the appropriate balancing of both short-term and long-term objectives.

                                          COMPENSATION COMMITTEE,
                                          Alan J. Zakon, Chairman
                                          David O. Maxwell
                                          Melvin A. Wilmore

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's Class A common stock performance for each of the last five fiscal years with the performance of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail - Specialty Index ("S&P Retail - Specialty"). The cumulative total return assumes $100 invested on January 31, 1991 and assumes reinvestment of dividends on a quarterly basis.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
             HECHINGER COMPANY, S&P 500, AND S&P RETAIL - SPECIALTY

      MEASUREMENT PERIOD           HECHINGER                      S&P RETAIL-
    (FISCAL YEAR COVERED)           COMPANY         S&P 500        SPECIALTY
1/91                                    100.00          100.00          100.00
1/92                                    204.44          122.61          134.96
1/93                                    148.00          135.49          177.43
1/94                                    166.89          152.83          173.46
1/95                                    152.40          153.58          172.44
1/96                                     87.76          212.69          160.81

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS ON A QUARTERLY BASIS.

CERTAIN TRANSACTIONS

     During the last fiscal year, eleven of the Company's store sites were leased from Hechinger Enterprises ("Enterprises"), a partnership consisting of members of the Hechinger and England families. The rentals paid by the Company to Enterprises under these leases in the Company's last fiscal year were $3.8 million. In the opinion of management, the terms of these leases were at least as favorable to the Company as those of leases which the Company has with unaffiliated lessors for comparable premises.

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, there were outstanding 31,058,821 shares of Class A common stock and 11,186,395 shares of Class B common stock. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes on the matters to be voted upon at the Annual Meeting.

     As of April 26, 1996, to the knowledge of the management of the Company, three stockholders of record owned more than 5% of the outstanding shares of Class A common stock. The stockholders were J.P. Morgan & Co., Incorporated, 60 Wall Street, New York, New York 10260, which owned 3,550,018 shares, 11.4% of such stock; Radnor Capital Management, Inc., Two Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087, which owned 2,370,000 shares, 7.7% of such stock; and, Hughes Investment Management Company on behalf of the Master Trust for the Hughes Aircraft Company Retirement Plans, 7200 Hughes Terrace, Los Angeles, California 90045-0066, which owned 2,400,000 shares, 7.8% of such stock, as indicated in the Schedule 13G's filed with the Securities and Exchange Commission on February 15, 1996, February 13, 1996, and February 13, 1996, respectively. Members of the Hechinger and England families beneficially owned a total of 1,235,358 shares, 3.98% of the outstanding Class A common stock. Pursuant to a ten year voting agreement entered into in 1990 by members of the Hechinger and England families, and entities controlled by them (the "Voting Agreement"), John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 1,235,358 shares of Class A common stock held by certain members of the Hechinger and England families and certain entities controlled by them.

     The following table provides information as to the only stockholders of record known to management of the Company to own more than 5% of the outstanding shares of Class B common stock. The share totals and percentages set forth below reflect duplicative counting of shares in certain instances where the beneficial ownership is attributable to more than one stockholder in accordance with the definition of "beneficial ownership" set forth in the rules and regulations applicable to proxy statement disclosure. For example, John W. Hechinger, John
W. Hechinger, Jr., and S. Ross Hechinger are deemed to each have beneficial ownership of 9,908,834 shares of Class B common stock for which they together hold a proxy to vote pursuant to the Voting Agreement, as described below. The address for each individual and entity listed in the following table is 3500 Pennsy Drive, Landover, Maryland 20785.

                                                             CLASS B SHARES
                                                              BENEFICIALLY              PERCENT OF
                     NAME AND ADDRESS                            OWNED                   CLASS B
- ----------------------------------------------------------   --------------             ----------
Joan England Akman                                                478,132(2)               4.27%
Catherine S. England                                              541,002(3)               4.84%
Lois H. England                                                 1,284,521(4)              11.48%
Richard England                                                 1,284,521(5)              11.48%
Richard England, Jr.                                            1,048,983(6)               9.38%
John W. Hechinger                                               9,908,834(7)(1)           88.58%
John W. Hechinger, Jr.                                          9,908,834(8)(1)           88.58%
June R. Hechinger                                               2,546,369(9)              22.76%
S. Ross Hechinger                                               9,908,834(10)(1)          88.58%
Nancy Hechinger Lowe                                              901,043(11)              8.05%
Sally Hechinger Rudoy                                           1,031,042(12)              9.22%
June Limited Partnership(13)                                    2,601,229                 23.25%
Lois Associates Limited Partnership(14)                         1,386,455                 12.39%

- ---------------

 (1) Members of the Hechinger and England families beneficially own a total of 9,908,834 shares (88.58%) of the outstanding Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 9,908,834 shares of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

 (2) Represents 467,262 shares held indirectly by Ms. Akman by virtue of her holdings in family partnerships and 10,870 shares held indirectly by Ms. Akman as custodian for her minor children.

 (3) Represents 59,160 shares held directly by Ms. England, 467,262 shares held indirectly by Ms. England by virtue of her holdings in family partnerships, 6,715 shares held directly by Ms. England's former spouse and 7,865 shares held indirectly by Ms. England as custodian for her minor children.

 (4) Represents 590,468 shares held directly by Mrs. England, 103,585 shares held indirectly by Mrs. England by virtue of her holdings in a family trust and 590,468 shares held directly by Mrs. England's spouse.

 (5) Represents 590,468 shares held directly by Mr. England, 590,468 shares held directly by Mr. England's spouse and 103,585 shares held indirectly by Mr. England's spouse by virtue of her ownership interests in a family trust.

 (6) Represents 581,722 shares held directly by Mr. England, Jr. and 467,261 shares held indirectly by Mr. England, Jr. by virtue of his holdings in family partnerships.

 (7) Includes 1,052,836 shares held directly by Mr. Hechinger, 669,824 shares held indirectly by Mr. Hechinger by virtue of his holdings in a family partnership and a family trust, 489,917 shares held directly by Mr. Hechinger's spouse and 333,792 shares held indirectly by Mr. Hechinger's spouse by virtue of her ownership interest in a family partnership.

 (8) Includes 376,566 shares held directly by Mr. Hechinger, Jr., 628,383 shares held indirectly by Mr. Hechinger, Jr. by virtue of his holdings in family partnerships and his children's trusts, 5,827 shares held directly by Mr. Hechinger, Jr.'s spouse, 4,614 shares held indirectly by Mr. Hechinger, Jr.'s spouse as custodian for her minor children and 23,481 shares held indirectly by Mr. Hechinger, Jr. as custodian for his minor children.

 (9) Represents 489,917 shares held directly by Mrs. Hechinger, 333,792 shares held indirectly by Mrs. Hechinger by virtue of her holdings in a family partnership, 1,052,836 shares held directly by Mrs. Hechinger's spouse and 669,824 shares held indirectly by Mrs. Hechinger's spouse by virtue of his ownership interest in a family partnership and a family trust.

(10) Includes 471,180 shares held directly by Mr. Hechinger, 538,383 shares held indirectly by Mr. Hechinger by virtue of his holdings in family partnerships, 5,827 shares held directly by Mr. Hechinger's spouse and 23,481 shares held indirectly by Mr. Hechinger as custodian for his minor children.

(11) Represents 323,404 shares held directly by Mrs. Lowe through a revocable trust, 556,158 shares held indirectly by Mrs. Lowe by virtue of her holdings in family partnerships and her children's trusts, 5,827 shares held directly by Mrs. Lowe's spouse and 15,654 shares held indirectly by Mrs. Lowe as custodian for her children.

(12) Represents 471,180 shares held directly by Mrs. Rudoy, 538,381 shares held indirectly by Mrs. Rudoy by virtue of her holdings in family partnerships, 5,827 shares held directly by Mrs. Rudoy's spouse and 15,654 shares held indirectly by Mrs. Rudoy as custodian for her minor children.

(13) June Limited Partnership is a partnership consisting of members of the family of John W. Hechinger.

(14) Lois Associates Limited Partnership is a partnership consisting of members of the family of Richard England.

     The following table sets forth the beneficial ownership of the Company's common stock by each of the directors and nominees, each Named Executive Officer, and all of the Company's directors and executive officers as a group as of April 26, 1996.

                                 CLASS A SHARES                         CLASS B SHARES
                                  BENEFICIALLY                           BENEFICIALLY
                                     OWNED                                  OWNED
             NAME                APRIL 26, 1996          % OF CLASS     APRIL 26, 1996     % OF CLASS
- ------------------------------   --------------         -------------   --------------    -------------
John W. Hechinger                            (1)(3)          (1)                 (1)           (1)
Herbert J. Broner                      13,000(3)        less than 1%              --           --
Kenneth J. Cort                       143,057(3)        less than 1%              --           --
Frank C. Doczi                        175,254(3)        less than 1%              --           --
John W. Hechinger, Jr.                       (2)(3)          (2)                 (2)           (2)
S. Ross Hechinger                            (2)(3)          (2)                 (2)           (2)
Ann D. Jordan                          12,300(3)        less than 1%              --           --
David O. Maxwell                       13,000(3)        less than 1%              --           --
W. Clark McClelland                   154,736(3)        less than 1%           1,592      less than 1%
Melvin A. Wilmore                           0(3)             --                   --           --
Alan J. Zakon                          12,000(3)        less than 1%           2,000      less than 1%
All Directors and Executive         2,277,350               7.33%          9,912,426         88.61%
  Officers as a group (11
  persons)

- ---------------

(1) By virtue of their direct holdings of the Company's shares and their ownership interests in a family partnership and a family trust, Mr. and Mrs. John W. Hechinger own 210,443 shares (.68%) and 70,252 shares (.23%), respectively, of Class A common stock and 1,722,660 shares (15.40%) and 823,709 shares (7.36%), respectively, of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, together with John W. Hechinger, Jr. and S. Ross Hechinger, holds a proxy to vote a total of 1,235,358 shares (3.98%) of Class A common stock and 9,908,834 shares (88.58%) of Class B common stock held by certain members of the Hechinger and England families and certain family partnerships.

(2) John W. Hechinger, Jr. and S. Ross Hechinger are the adult sons of John W. Hechinger. By virtue of their direct holdings of the Company's shares, their spouses' holdings, their holdings as custodians for their minor children, their interests in family partnerships and their children's trusts, and stock option grants which are currently exercisable into Class A common stock, John W. Hechinger, Jr. owns 575,184 shares (1.85%) of Class A common stock and 1,038,871 shares (9.29%) of Class B common stock and S. Ross Hechinger owns 197,121 shares (.63%) of Class A common stock and 1,038,871 shares (9.29%) of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, Jr., and S. Ross Hechinger, together with John
    W. Hechinger, hold proxies to vote a total of 1,235,358 shares (3.98%) of Class A common stock and 9,908,834 shares (88.58%) of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

(3) The number and percentage of shares of Class A common stock represented in the table as beneficially owned by John W. Hechinger, Herbert J. Broner, Kenneth J. Cort, Frank C. Doczi, John W. Hechinger, Jr., S. Ross Hechinger, Ann D. Jordan, David O. Maxwell, W. Clark McClelland, Melvin A. Wilmore and Alan J. Zakon include 0; 12,000; 73,622; 74,998; 448,354; 70,291; 12,000;
    12,000; 98,431; 0; and 12,000, respectively, of stock option grants which are currently exercisable into Class A common stock.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of shares of the Company's common stock and other equity securities of the Company. Executive officers, directors and beneficial owners of greater than 10% of the Company's common stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on review of the copies of such reports furnished to the Company and representations from certain persons that no other reports or forms were required for such persons, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the last fiscal year.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, 1225 Connecticut Avenue, N.W., Washington, D.C. 20036, served as independent public accountants for the Company with respect to the fiscal year ended February 3, 1996. The Board desires that firm to continue in that capacity with respect to the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the appointment by the Board of Ernst & Young LLP as independent public accountants to audit the accounts and records of the Company for the current fiscal year and to perform other appropriate services. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the holders of at least a majority of the total votes cast, in person or by proxy, on the proposal to approve the ratification of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. No determination has been made as to what action the Board would take if stockholders do not ratify the selection.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged W. F. Doring & Co., Inc. for a fee of $2,500 plus out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, by a few regular employees of the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

     This Proxy Statement is accompanied by the Annual Report, or has been preceded by the Annual Report of the Company, which includes financial statements for the year ended February 3, 1996. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Secretary of the Company, 3500 Pennsy Drive, Landover, Maryland 20785, no later than February 12, 1997, in order to be considered for inclusion in the 1997 Proxy Statement.

                                 OTHER MATTERS

     So far as management knows, there are no matters to come before the Annual Meeting, other than those set forth in this Proxy Statement. If any further business is properly presented to the meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors,

                                    /s/ MARK R. ADAMS
                                    Mark R. Adams
                                    Senior Vice President,
                                    Treasurer & Secretary

                               [HECHINGER LOGO]

                               HECHINGER COMPANY
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1996

The undersigned, having received notice of meeting and management's Proxy Statement, hereby appoint(s) W. Clark McClelland and Mark R. Adams, or either one of them, attorneys, agents or proxies (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the annual meeting of the stockholders of Hechinger company to be held on June 11, 1996, at 10:00 a.m. and any and all adjournments thereof, and there in their discretion to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Class A common stock and Class B common stock of said Company which the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows:

1. ELECTION OF DIRECTORS
Nominees:   JOHN W. HECHINGER, JR., HERBERT J. BRONER, KENNETH J. CORT, JOHN W.
            HECHINGER, S. ROSS HECHINGER, ANN D. JORDON, W. CLARK McCLELLAND,
            MELVIN A. WILMORE, ALAN J. ZAKON.

/ / FOR all nominees listed above (except as marked to the contrary below)   /  / WITHHOLD AUTHORITY to vote for all nominees listed
                                                                                  above
- -----------------------------------------------------------------------------------------------------------------------------------

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line above)

2. Ratification of the appointment of Ernst & Young as independent auditors of the Company; and

                               /  /  FOR       /  /  AGAINST      /  /  ABSTAIN

3. On such matters as may properly come before the meeting or at any adjournments thereof.

The shares represented by this proxy will be voted as directed by the stockholder. If no instructions are indicated, the undersigned's vote will be cast FOR the election of the nine director nominees listed in the Proxy Statement, and FOR the ratification of the appointment of Ernst & Young.


                              Dated:                             , 1996
                                     ----------------------------


                              -----------------------------------------
                                              (Signature)


                              -----------------------------------------
                                              (Signature)

                              Please sign exactly as your name appears hereon. For stock held jointly, each joint owner should personally sign. For stock held by corporation, please affix corporate seal. Persons signing in a fiduciary capacity, please give full title.


       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS